UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 4, 2023

_______________________________________________

RadNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33307	13-3326724
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1510 Cotner Avenue
Los Angeles, California	90025
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 478-7808

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	RDNT	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition

On August 8, 2023 RadNet, Inc. (the “Company”) issued a press release and held a conference call regarding its 2023 financial results for the second quarter ended June 30, 2023. A copy of the press release is furnished as Exhibit 99.1 and a copy of the transcript of the conference call is furnished as Exhibit 99.2 to this Current Report.

The information in this Item 2.02, including Exhibit 99.1 and Exhibit 99.2 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Item 2.02, including Exhibit 99.1 and Exhibit 99.2 shall not be incorporated by reference into any registration statement or other document filed with the Commission.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 4, 2023, the Company appointed Dr. Gregory Sorensen, M.D. (“Dr. Sorensen”) to the Board of Directors (the “Board”) and to serve as the Company’s Executive Vice President and Chief Science Officer, with such appointment effective August 8, 2023.

From 2017 to the present, Dr. Sorensen, age 61, has served as the Chief Executive Officer of DeepHealth, Inc. (“DeepHealth”), a subsidiary of the Company that is focused on using artificial intelligence and deep learning methods to advance medical care with a special emphasis on breast cancer imaging. The Company acquired DeepHealth in June 2020. Dr. Sorensen served as the President and Chief Executive Officer of Siemens Healthcare North America from 2011 to 2015. Prior to that, he served as a Professor at Harvard Medical School and as a neuroradiologist at Massachusetts General Hospital, where he worked from 1990 to 2011. Dr. Sorensen currently serves as: the Executive Chairman of the board of directors of IMRIS, Deerfield Imaging, Inc., which is focused on the integration of imaging technologies in a neurosurgical setting; a Board member for RealmIDX, Inc., an integrated diagnostics company wholly owned by KonicaMinolta; and a member of the Supervisory Board for Fresenius Medical Care AG & Co KGaA, a provider of products and services for people with chronic kidney failure. Dr. Sorensen served as a Supervisory Board Member at Siemens Healthineers from 2018 to 2023. Dr. Sorensen holds a B.S. in biology from the California Institute of Technology, an M.S. in computer science from Brigham Young University, and an M.D. degree from Harvard Medical School.

Dr. Sorensen entered into an Employment Agreement with RadNet Management, Inc., a Delaware corporation and wholly owned subsidiary of the Company on June 1, 2020. The Employment Agreement provides for an annual base salary of $600,000 and an annual restricted stock grant (“Restricted Stock Award”), pursuant to the Company’s Equity Incentive Plan, determined by dividing his Base Salary per calendar year by the grant price of such shares as determined by the board of directors of RadNet Management on the date of each grant. Subject to Dr. Sorensen’s continuous service, the annual award under his Employment Agreement incrementally vests by one third (1/3) on each of the three successive annual anniversaries of the Restricted Stock Award grant date. Since the beginning of the Company’s last fiscal year, Dr. Sorensen received a Restricted Stock Awards under his Employment Agreement for 29,240 and 20,155 shares of restricted stock in June 2022 and 2023, respectively, as well as an Restricted Stock Award for 31,579 shares or restricted stock in January 2023, each subject to continuous service with the Company and the other terms of the Equity Incentive Plan and his award agreement. If the Company terminates Dr. Sorensen’s employment without “Cause” or Dr. Sorensen resigns for “Good Reason” (each as defined in the Employment Agreement), then Dr. Sorensen is entitled to receive a severance payment equal to 12 months of his base salary.

The foregoing summary description of the Employment Agreement is not complete and is subject to and qualified in its entirety by the terms of the Employment Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

2

Item 9.01.    Financial Statements and Exhibits.

(d)            Exhibits

Exhibit Number	Description of Exhibit

10.1	Employment Agreement between RadNet Management, Inc. and Gregory Sorensen, M.D., entered into on June 1, 2020.
99.1	Press Release dated August 8, 2023 relating to RadNet, Inc.’s financial results for the second quarter ended June 30, 2023.
99.2	Transcript of conference call.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 9, 2023	RadNet, Inc.

	By:	/s/ Mark D. Stolper
	Name:	Mark D. Stolper
	Title:	Chief Financial Officer

4